                                                                   Exhibit 10.31

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[****]" ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.

                          CORPORATE ALLIANCE AGREEMENT

     This CORPORATE ALLIANCE AGREEMENT ("Agreement") is entered into on June 12, 2001, by and between QUANTUM TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation ("Quantum") and wholly-owned subsidiary of IMPCO Technologies, Inc., a Delaware corporation ("IMPCO"), and GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"). Quantum and GM are sometimes referred to herein, individually, as a "Party," and collectively, as the "Parties."

                                    RECITALS

     A. Quantum designs, develops and manufactures advanced gaseous storage and handling systems and sub-systems for Fuel Cell Systems, for use in transportation, mobile, stationary, portable and infrastructure applications (the "Market").

     B. In addition to designing, developing and manufacturing the foregoing systems and sub-systems, Quantum has the capability of integrating them into Fuel Cell Systems and providing installation, permitting, customer service and customer support services (collectively, the "Business").

     C. GM designs and develops, among other things, Fuel Cell Systems for which the Business may be applicable.

     D. The Parties are interested in cooperating with one another and working together to advance and commercialize, on a global basis, the Business in the Market.

     E. In furtherance of the effort of the Parties to advance and commercialize, on a global basis, the design, development, manufacturing, integration and marketing of Quantum gaseous storage and handling systems in support of GM Fuel Cell Systems, the Parties desire to enter into this Agreement.

     F. Concurrently with and as a condition to entering into this Agreement, the Parties are entering into a certain Master Technical Development Agreement (the "Development Agreement"), a copy of which is attached hereto as Exhibit "A."

     G. Also concurrently herewith and as a condition to entering into this Agreement, the Parties are entering into a certain Stock Transfer Agreement ("STA"), a copy of which is attached hereto as Exhibit "B," whereby Quantum agrees to transfer to GM, and GM agrees to acquire, shares of Quantum's Series A common stock, and a certain Registration Rights Agreement ("RRA"), a copy of which is attached hereto as Exhibit "C."

     H. The Development Agreement, the STA, the RRA, and this Agreement shall together operate to establish the terms of the Parties' corporate alliance. Unless otherwise specifically defined herein, defined terms appearing herein shall have the same meanings ascribed to them in the Development Agreement.

     I. Following the execution of the agreements referred to in the foregoing Recitals, and before the acquisition of Quantum Series A common stock by GM pursuant to the STA (the "STA Closing"), IMPCO and Quantum intend to effectuate a tax-free spin-off of Quantum in full compliance with all of the requirements of Section 355 of the Internal Revenue Code of 1986, as amended ("IRC"). The Parties hereby acknowledge that the terms set forth in this Agreement and the transactions contemplated thereby are intended in their application to meet the requirements of IRC Section 355, and hereby agree to cooperate with one another and to conduct the transactions contemplated herein in such a manner as to achieve that objective.

     J. This Agreement shall become effective as of the STA Closing (the "Effective Date"), it being explicitly understood by the Parties that the STA Closing is conditioned upon the above-referenced tax-free spin-off having been consummated.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                             MATERIALITY OF RECITALS
                             -----------------------

     The Parties hereby acknowledge and agree that the foregoing recitals are intended to constitute the agreement of the Parties hereto and are deemed to be a material part of this Agreement.

                                   ARTICLE II

                           OBLIGATIONS OF THE PARTIES
                           --------------------------

     The Parties wish to enhance, expand and promote the Business for application in the Market and, in furtherance of such purpose, hereby agree as follows:

[****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     2.1  Covenants of GM.
          ---------------

          (a)  Support. GM shall actively support Quantum in the performance of
               -------
Quantum's duties hereunder and under the Development Agreement by providing Quantum access to the GM customer base for the GM Fuel Cell Systems.

          (b)  Endorsement. GM shall publicly endorse Quantum by using
               -----------
reasonable efforts to introduce and recommend Quantum to its customer base for the GM Fuel Cell Systems as a source of the Business, and as a recommended partner for the design and supply of gaseous storage and handling systems and sub-systems.

          (c)  Directed Research and Development. In furtherance of the
               ---------------------------------
objectives of this Agreement, GM shall use its expertise and knowledge of the Market to direct such research and development to be performed by Quantum as shall be determined appropriate best to enhance the Business and speed its commercialization in the Market, particularly in the areas of advanced gaseous storage, handling, control and integration with Fuel Cell Systems. It is understood and agreed that the cost of resources committed to be expended by Quantum to perform such directed research and development, as calculated in a manner consistent with Quantum's customary budgeting procedures, shall equal but not exceed the aggregate amount of [****] dollars ($[****]) in any one (1) calendar year unless otherwise mutually agreed by the Parties in writing.

          (d)  Guidance. As part of the collaborative efforts of the Parties
               --------
under this Agreement, GM shall provide Quantum with guidance in the following areas, among others, to enhance resource and skill sets:

               1. The evaluation of future technology, testing procedures and general marketing proposals;

               2. Fuel Cell System requirements for steady state and transient operation, and the gaseous storage and handling interface and performance targets to satisfy those requirements;

               3.   The evaluation of resource and facility needs; and

               4. The coordination of personnel and research and development, which may include the sharing or exchange of staff and resources as determined by the Commercial or Technical Teams (as appropriate).

[****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     2.2  Covenants of Quantum.
          --------------------

          (a)  Affirmative Covenants.
               ---------------------

               1. Quantum shall use all commercially reasonable efforts to comply with the commitment to perform and fund the research and development as directed by GM pursuant to Section 2.1(c) hereof, in accordance with the terms of the Development Agreement.

               2.   Quantum shall, no later than the Effective Date, cause one
(1) individual nominated by GM to be appointed to the Quantum Board of Directors (the "Board") to sit as a voting member of the Board and one (1) individual selected by GM to be appointed to sit on the Board in an "ex officio" non-voting capacity. Thereafter during the term of this Agreement, Quantum shall name one
(1) individual nominated by GM to its proposed slate of directors to be presented to the Quantum stockholders for election at the appropriate meetings of stockholders, and GM shall designate a successor for the "ex officio" seat as necessary.

               3. Quantum shall use all reasonable efforts to assure that GM shall receive all the benefits of an existing stockholder under any anti-takeover plan or program which Quantum may adopt, be it through amendment of its Certificate of Incorporation and/or its Bylaws to include additional provisions deemed to have an anti-takeover effect, or otherwise.

               4. Quantum shall acquire from its parent company, IMPCO, certain intellectual property as shall be agreed upon by the Parties including but not limited to US5775599, US5809970, US5887799, US5775309, US6041762,
US6161783 and the foreign counterparts thereof, if any, and shall obtain sufficient rights in any intellectual property retained by IMPCO to permit Quantum to perform its obligations under the Transactional Agreements (as defined in the STA), and to market products worldwide without conflicting with any such IMPCO-retained intellectual property.

               5. Quantum shall budget the expenditure of [****] dollars ($[****]) per calendar year for GM directed research and development as described in Section 2.1(c) hereof. Quantum shall fund such $ [****] annually unless a lesser amount is agreed to by the Parties for any particular year.

          (b)  Negative Covenants.
               ------------------

               1. Quantum shall not pledge, hypothecate or otherwise encumber the Quantum-Owned Technology or Jointly-Owned Technology (as defined in the Development Agreement) except in the ordinary course of business as may be required by commercial lenders; provided, however, that no such encumbrances shall have the effect of limiting or restricting in any fashion the ability of GM to acquire, license or use the Quantum-Owned Technology or Jointly-Owned Technology as provided in this, and in the Development Agreement, without the prior written approval of GM having been obtained.

               2. Quantum shall not grant any exclusive license to the Quantum-Owned Technology or Jointly-Owned Technology to third parties, without the prior written approval of GM having been obtained.

               3. Quantum shall not offer to sell, or sell, any shares of its capital stock in a private placement (an offering not constituting a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Securities Act of 1933, as amended) without the prior written consent of GM; provided, however, that such prohibition shall not be applicable to the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services.

                                   ARTICLE III
                                   -----------

                         BUSINESS DEVELOPMENT ACTIVITIES
                         -------------------------------

     3.1  Joint Efforts. The Parties shall work together to develop and share
          -------------
sourcing and marketing strategy in connection with the enhancement and commercialization of the Business.

     3.2  Joint Research and Development. GM and Quantum shall use their best
          ------------------------------
efforts to jointly develop Statements of Work for product research and development as further set forth in the Development Agreement.

     3.3  Commercial Team. Within ten (10) business days of the Effective Date,
          ---------------
each Party shall assign one (1) member ("Member") to a joint commercial steering team to meet and cooperate to define and manage the efforts associated with this Agreement ("Commercial Team"). The Members shall include business development representatives with sufficient authority and experience to make recommendations with respect to the usefulness, marketability, and all inter-related business development opportunities relating to the Projects defined in the Development Agreement or any other aspect of the Business which the Members deem appropriate. Either Party may replace its Member in its sole discretion upon notice to the other Party. Each Party shall bear its own costs and expenses related to the Commercial Team. At least the first meeting of the Commercial Team shall be face-to-face.

          (a) The Commercial Team shall, among other things, consider and determine, where appropriate, the marketability of specific Projects (as defined in the Development Agreement). Prior to any commercial release thereof, the Members shall determine a marketing plan addressing distribution rights for the given Project, customer support obligations, joint business development efforts, identification of strategic marketing opportunities and distribution channels, promotions and press releases, packaging, and product endorsement opportunities.

          (b) At the first meeting of the Commercial Team, to be held at a time and location as mutually agreed, the Members shall discuss the current state of the Market and the Business, and perform an initial assessment as to the associated market conditions ("Commercial Roadmap"). From time to time, the Commercial Team may modify the Commercial Roadmap as deemed necessary.

          (c) If the Commercial Team Members cannot reach a decision on a particular issue, including modifications to the Commercial Roadmap, senior managers of Quantum and GM will meet and negotiate in good faith to resolve the issue within a reasonable period of time. If the issue is not resolved within thirty calendar (30) days, the Commercial Roadmap will remain unchanged. Notwithstanding the foregoing, neither Party shall be required to implement a decision of the Commercial Team if such decision may reasonably result in legal liability for such Party.

     3.4  Trademarks. No rights to use GM or Quantum trademarks or trade dress
          ----------
are granted under this Agreement. Any such rights shall only be granted pursuant to the terms of a written license agreement executed by each of the Parties.

     3.5  Joint Communication Strategy. The Parties hereto shall consult and
          ----------------------------
cooperate with each other as to the form and substance of any press release or other public disclosure related to this Agreement, the transactions contemplated hereby or the subject matter hereof. Quantum agrees to submit to GM for its prior review and approval any press release or similar document or disposition designed for public consumption which mentions GM. Notwithstanding the foregoing, nothing in this Section 3.5 shall be deemed to prohibit Quantum or GM from making any disclosure necessary in order to satisfy such Party's disclosure obligations imposed by law.

     3.6  Sourcing and Production. The Parties agree that there are no
          -----------------------
pre-commitments on sourcing or production from either Party. GM purchases from Quantum of advanced gaseous storage and handling systems or other related automotive components will be concluded on the then standard GM Purchase Order terms and conditions, and all such purchases will be contingent upon Quantum maintaining competitiveness with regard to Quality, Service, Technology and Price ("QSTP"). In the event Quantum fails to compete successfully with other products or services performing the same, similar or substitute functionality, GM is free to purchase the competitive product and to refrain from making purchases from Quantum. Where Quantum is supplying components for GM production vehicles, standard automotive industry access rights as detailed in the GM Purchase Order will apply.

     3.7  Distribution.
          ------------

          (a)  Distribution by GM. GM shall have the right to distribute
               ------------------
products and technology in accordance with the rights provided in the Development Agreement, subject to the following restrictions: (i) all such products shall be distributed under agreements that shall not adversely affect Quantum's rights and protections agreed upon in the Development Agreement and this Agreement; and (ii) to distribute any Quantum software included in such products in object code form only as an integral part of the relevant system.

          (b)  Distribution by Quantum. Quantum shall have the right to
               -----------------------
distribute products and technology in accordance with the rights provided in the Development Agreement, subject to the following restrictions: (i) all such products shall be distributed under agreements that shall not adversely affect GM's rights and protections agreed upon in the Development Agreement and this Agreement; and (ii) to distribute any GM software included in such products in object code form only as an integral part of the relevant system.

          (c)  Customers. GM shall provide software and hardware support to its
               ---------
customers, including products purchased from GM's distributors; and Quantum shall provide software and hardware support to its customers, including products purchased from Quantum's distributors.

          (d)  Agreements with Distributors and Original Equipment Manufacturers
               -----------------------------------------------------------------
("OEM"). Each Party shall negotiate the terms and conditions of its own
-------
distribution agreements and OEM agreements. Each Party agrees, however, that such agreements will be written agreements, and will include all of the provisions contained herein which relate to confidentiality, production, and distribution.

          (e)  Packaging. Each Party is free to package the products as it so
               ---------
chooses, so long as it does not choose packaging that contains "Objectionable Material." Objectionable Material, for purposes of this Agreement, means any content or representation that is obscene, offensive, defamatory, libelous, dangerous, derogatory or discriminatory toward any individual, group or organization, or an infringement of the intellectual property rights of any Party or any third party.

[****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                   ARTICLE IV

                            REVENUE SHARING PAYMENTS
                            ------------------------
     4.1  Sales by Quantum for [****] Applications. Beginning on the [****]
          ----------------------------------------
anniversary of the Effective Date, Quantum shall pay to GM a percentage of the gross revenues derived from its sale of gaseous storage, handling and control products for Fuel Cell Systems for [****] applications accounted for in accordance with generally accepted accounting principles, in accordance with the following table:

          --------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****]through the year [****]
          --------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****] through
          [****]
          --------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****] through
          [****]
          --------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****] through
          [****]
          --------------------------------------------------------------------------------

     4.2  Sales by Quantum for [****] Applications. Beginning on the [****]
          ----------------------------------------
anniversary of the Effective Date, Quantum shall pay to GM a percentage of the gross revenues derived from its sale of gaseous storage, handling and control products for Fuel Cell Systems for [****] applications, accounted for in accordance with generally accepted accounting principles, in accordance with the following table:

          ----------------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****] through the year
          [****]
          ----------------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****] through [****]
          ----------------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****] through [****]
          ----------------------------------------------------------------------------------------
          [****] percent ([****]%) of gross revenues received for years [****] through [****]
          ----------------------------------------------------------------------------------------

[****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     4.3  Final Revenue Sharing Payment. At year [****], Quantum will pay to
          -----------------------------
GM the present value of future revenue sharing payments that would otherwise be payable to GM on an annual basis. Such future payments assume an income stream to GM of [****]% of Quantum Fuel Cell System-related gross revenues in perpetuity. Valuation methodology and assumptions (which must be reasonable, theoretically sound, and consistent with industry practice), will be determined in the year [****] by GM and Quantum. In the event the Parties do not agree on a fair present value, the Parties will jointly select and pay for an independent valuation from a third party whose valuation will be binding.

     4.4  Payment Detail. For revenue sharing payments that Quantum is obligated
          --------------
to make to GM, such payments shall be payable annually within forty-five (45) calendar days following the end of the fiscal year in which the gross revenues serving as the basis therefor were received. Quantum shall provide a report with each payment stating: (a) the number of Fuel Cell System-related products sold during the fiscal year for which payments are owed, and (b) a description of the products sold; and (c) a calculation of the payment due.

     4.5  Books, Records, and Audit. Quantum shall keep complete and accurate
          -------------------------
records which support the payments called for in this Article IV. These records shall be retained for a period of at least three (3) years from the date of the applicable payment or report, notwithstanding the expiration or other termination of this Agreement, the Development Agreement or of any Statement of Work. GM or its designated accounting firm shall have the right to examine and audit, not more than once a year unless the preceding audit revealed a discrepancy, and during normal business hours, all such records and such other records and accounts as may contain, under recognized accounting practices, information bearing upon the amount of payments due to GM hereunder.

     4.6  Taxes. All payments required by this Article IV are exclusive of any
          -----
and all federal, state, local and foreign taxes, duties, excises, fees, levies and assessments that may be imposed by any taxing authority on the payments or the gross revenues on which they are based. Each Party agrees to bear and be responsible for, and to pay directly to the appropriate taxing authority, all such taxes, duties, excises, fees, levies and assessments for which such Party is legally responsible.

                                    ARTICLE V

                         TERM OF AGREEMENT; TERMINATION
                         ------------------------------

     5.1  Term. This Agreement will commence on the Effective Date and will
          ----
remain in effect for ten (10) years unless earlier terminated pursuant to
Section 5.2 ("Termination of Agreement"). At the end of the initial term, this Agreement will renew, subject to mutual consent of the Parties, for consecutive three (3) year terms, unless terminated in accordance with Section 5.2.

     5.2  Termination of Agreement.
          ------------------------

          (a) This Agreement may be terminated at any time by mutual consent of the Parties.

          (b) This Agreement may be terminated by either Party, only if the other Party commits a material breach of this Agreement and such breach is not cured within thirty (30) business days after the nonbreaching Party has given the breaching Party written notice sufficiently describing the nature of the breach.

          (c) Notwithstanding Section 5.2(b), either Party may terminate this Agreement effective immediately and without liability upon written notice to the other Party if any one of the following events occurs: (a) the other Party files a voluntary petition in bankruptcy or otherwise seeks protection under any law for the protection of debtors; (b) a proceeding is instituted against the other Party under any provision of the U.S. Bankruptcy Code or equivalent legislation of a foreign jurisdiction which is not dismissed within ninety (90) calendar days; (c) the other Party is adjudicated bankrupt; (d) a court assumes jurisdiction of the assets of the other Party under a federal reorganization act or equivalent legislation of a foreign jurisdiction; (e) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other Party; (f) the other Party becomes insolvent, ceases or suspends business; or (g) the other Party makes an assignment of the majority of its assets for the benefit of its creditors.

     5.3  Effect of Termination. In the event of the termination or abandonment
          ---------------------
of this Agreement as provided herein, this Agreement shall become void and have no further effect, and each Party shall pay all of its own expenses incurred in connection herewith, without any liability on the part of any Party or its directors, officers or stockholders, except for agreements as to confidentiality, and such other provisions reasonably expected to survive termination, including all provisions identified as surviving in the Development Agreement, the STA and the RRA; provided, however, that if any Party willfully fails to perform its obligations hereunder, the other Party shall have the right to seek legal and equitable remedies as available under applicable law. Moreover, provided that GM shall have met its obligations under the Development Agreement, the Stock Transfer Agreement and this Agreement, Quantum shall then have the continuing obligation to make revenue sharing payments pursuant to Article IV hereof following termination of this Agreement.

                                   ARTICLE VI

                             RIGHT OF FIRST REFUSAL
                             ----------------------

     6.1  GM's Right of First Refusal. In the event that Quantum proposes to
          ---------------------------
sell, assign, transfer or otherwise convey ("Transfer") all or part of the Quantum-Owned Technology or Jointly-Owned Technology to any third party or parties, then Quantum shall offer to GM the right to purchase such Quantum-Owned Technology or Jointly-Owned Technology (hereinafter the "Offered Technology") on the same terms (or terms as similar as reasonably possible) and conditions as set forth in a written notice of the proposed Transfer (hereinafter the "Transfer Notice"). The Transfer Notice shall include (i) a description of the Offered Technology, (ii) the identity of the prospective transferee(s), (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made, and (iv) the expected closing date for the Transfer. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer, and Quantum shall certify that it has a good faith belief that a binding agreement for the Transfer is obtainable on the terms described in, or attached to, the Transfer Notice. Upon written notice by GM within twenty (20) business days of its receipt of the Transfer Notice, GM may notify Quantum in writing of its desire to purchase the Offered Technology from Quantum at the same price, and upon the same terms (or terms as similar as reasonably possible) as described in the Transfer Notice, and Quantum shall transfer the Offered Technology to GM pursuant to such terms.

     6.2  Transfer Period. If the Offered Technology is not purchased by GM
          ---------------
pursuant to Section 6.1, Quantum shall be entitled for a period of sixty (60) calendar days thereafter to complete the proposed Transfer of the Offered Technology upon the terms and conditions specified in the Transfer Notice. If Quantum has not so transferred the Offered Technology during such period, Quantum shall not thereafter make a Transfer of the Offered Technology without again first offering such assets to GM in the manner provided in Section 6.1.

     6.3  Valuation of Property. Should the purchase price specified in the
          ---------------------
Transfer Notice be payable in property other than cash or evidences of indebtedness, GM shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Quantum and GM cannot agree on such cash value within twenty (20) business days after GM's receipt of the

Transfer Notice and by the time GM notifies Quantum of its intent to purchase the Offered Technology pursuant to Section 6.1 above, the valuation shall be determined by an independent appraisal firm selected and approved by Quantum and GM, which approval shall not be unreasonably withheld. The cost of such appraisal shall be borne by GM. The appraisal shall be completed and the GM purchase closed within thirty (30) business days thereafter. If the time for the closing of GM's purchase has expired because the determination of the value of the purchase price offered by the prospective transferee(s) has not been timely received, then such closing shall be continued and held on or before the fifth
(5th) business day after such valuation shall have been made pursuant to this
Section 6.3.

                                  ARTICLE VII

                               RIGHT TO PURCHASE
                               -----------------

     7.1  Right to Purchase. In the event of any decision by Quantum to
          -----------------
discontinue the Business or otherwise upon any liquidation, dissolution or winding up of Quantum, whether voluntary or involuntary, under the dissolution provisions of the Delaware General Corporation Law ("DGCL") ss. 275 et seq., or any successor statute, Quantum shall give notice to GM of such decision, and GM shall have the right to purchase the Quantum-Owned Technology and/or the Jointly-Owned Technology on the terms and conditions approved by the Board in accordance with the provisions of Section 7.2 below.

     7.2  Determination of Fair Market Value of the IP. The Parties hereby agree
          --------------------------------------------
that the fair market value of such Quantum-Owned Technology and Jointly-Owned Technology (hereinafter the "Technology FMV") shall be determined by an independent appraisal firm with proven expertise in the field of valuation of intellectual property chosen and paid for by GM and approved by the Board, which approval shall not be unreasonably withheld. Such valuation shall be binding upon the Parties with regard to the exercise of GM's right to purchase under this Article VII.

     7.3  Exercise of Right. In order properly to exercise its right to purchase
          -----------------
hereunder, GM shall have ten (10) business days after determination of the Technology FMV to decide whether to purchase such Quantum-Owned Technology and/or Jointly-Owned Technology and, if it decides to do so, the transaction shall close within an additional twenty (20) business days subject to the requirement for any regulatory, judicial or other third party approvals.

          (a) In the case of a proposed dissolution, if GM does not purchase the Quantum-Owned Technology and/or Jointly-Owned Technology as provided herein, Quantum shall be entitled to discontinue the Business or to pursue dissolution proceedings to the extent it has the right to do so under the DGCL.

          (b) Notwithstanding the foregoing, if the proposed dissolution has not commenced within ninety (90) calendar days of GM's refusal to purchase the Quantum-Owned Technology and/or Jointly-Owned Technology, GM's rights under this
Article VIII shall be revived.

     7.4  Right to Purchase in Event of Insolvency. In the event Quantum is
          ----------------------------------------
deemed by a court of competent jurisdiction to be insolvent, either (a) because the sum of its debts is greater than all of its property at fair valuation; (b) because it is unable to pay its debts as they become due; and/or (c) because it is the subject of a voluntary or involuntary petition under the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.) which is not dismissed within sixty (60) calendar days, or the subject of an assignment for benefit of creditors, receivership, service of a writ of attachment or replevin with respect to a material part of its property, or the subject of an appointment of a custodian, keeper, conservator or trustee over Quantum or part or all of its assets, or the subject of a regulatory seizure, conservatorship or receivership or foreclosure of a material part of its property, then GM shall be given the opportunity to purchase the Quantum-Owned Technology and Jointly-Owned Technology subject to all necessary or appropriate regulatory and judicial approvals, at the value as determined in accordance with the applicable and appropriate regulatory and/or judicial procedures.

                                 ARTICLE VIII

                              DISPUTE RESOLUTION
                              ------------------

     8.1  Agreement to Arbitrate. Any claim, controversy or dispute arising out
          ----------------------
of or with respect to this Agreement, the Development Agreement, the STA, and/or the RRA, or the breach hereof or thereof, on which an amicable understanding cannot be reached (each, a "Dispute"), to the maximum extent allowed by applicable law and irrespective of the type of relief sought, shall be submitted to binding arbitration as set forth below. Such arbitration shall be heard and conducted in Orange County, California, and shall be conducted expeditiously and confidentially in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as such rules shall be in effect on the date of delivery of a written demand for arbitration (an "Arbitration Demand"), with the exception that the arbitrators may not award any punitive or exemplary damages, and except as such rules may be otherwise inconsistent with the express provisions of this Article VIII.

     8.2  Notice of Dispute; Preliminary Resolution Procedures. Prior to
          ----------------------------------------------------
submission of a Dispute to the binding arbitration procedure described in
Section 8.3 below, the Parties shall attempt to resolve the Dispute as follows:

          (a) In the event a Party believes it has a Dispute subject to arbitration hereunder, such Party shall notify the other Party in writing of the nature of such Dispute (the "Dispute Notice").

          (b) The Parties shall attempt to settle the Dispute by referring it to the Commercial Team assisted, as it sees fit, by members of the Technical Team described in the Development Agreement. Such team shall meet to negotiate resolution of the Dispute within fifteen (15) business days of the date of the Dispute Notice.

          (c) In the event the Commercial Team does not agree upon a resolution to the Dispute within fifteen (15) business days following its meeting, the Parties shall further attempt to settle the Dispute by referring it to their respective senior management teams ("Senior Management"). Senior Management shall meet to negotiate the resolution of the Dispute within forty-five (45) business days of the date of the Dispute Notice.

          (d) In the event Senior Management does not agree upon a resolution to the Dispute within fifteen (15) business days following its meeting, either Party may initiate arbitration as set forth in Section 8.3 below.

     8.3. Initiating Arbitration. In order to initiate arbitration, a Party
          ----------------------
shall file an Arbitration Demand on the form and pursuant to the procedures prescribed by the AAA, provided that at least one (1) copy of the Arbitration Demand must be sent to the other Party hereto. Within fifteen (15) business days of delivery of the Arbitration Demand, each Party shall appoint one (1) arbitrator. If a Party does not select an arbitrator, the selected arbitrator shall serve as the sole arbitrator. If both Parties select arbitrators, the selected arbitrators shall, within fifteen (15) business days of their appointment, appoint an additional arbitrator. In the event that the arbitrators selected by the Parties are unable to agree upon the selection of the additional arbitrator after reasonable efforts within such fifteen (15)-day period, a list of seven (7) qualified and available individuals, who do not reside or primarily do business in the states of California and/or Michigan, shall be requested from the AAA. Each Party shall take turns striking one (1) individual from the list with the last remaining individual being the additional selected arbitrator. Once selected, the arbitration panel shall meet as expeditiously as possible, select a chairman, schedule the arbitration hearing, and notify the Parties in writing of the date, time and place of the hearing.

     8.4. Effect. All conclusions of law reached by the arbitrators shall be
          ------
made in accordance with the internal laws of the state of Delaware without regard for its conflict of laws doctrine. Any award rendered by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching their decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court having jurisdiction thereof. The Parties agree that the existence, conduct and content of any such arbitration shall be kept confidential and that no Party shall disclose to any third party any information about such arbitration, except as may be required by law or for financial reporting purposes in each Party's financial statements.

     8.5. Costs. Each Party shall pay the fees of its own arbitrator, attorneys,
          -----
expenses of witnesses and all other expenses in connection with the presentation of such Party's case. The remaining costs of the arbitration, including, without limitation, fees of the additional arbitrator(s), costs of records or transcripts, the fee required to file the demand for arbitration and other administrative fees, shall be borne fifty percent (50%) by Quantum and fifty percent (50%) by GM.

                                   ARTICLE IX

                                 CONFIDENTIALITY
                                 ---------------

     9.1  Definition of Confidential Information. Confidential Information shall
          --------------------------------------
mean documents and hardware disclosed by a Party which are directly related to the purpose of this Agreement and which the disclosing Party deems confidential.

     9.2  Handling of Confidential Information. During the term of and pursuant
          ------------------------------------
to this Agreement, the Parties, to the extent of their right and willingness to do so, may exchange Confidential Information relating to the purpose of this Agreement. A Party receiving such Confidential Information agrees to take reasonable efforts to avoid disclosure thereof to third parties, subject to the provisions and exceptions of this Agreement, for a period of three (3) years from the Effective Date of this Agreement. Reasonable efforts shall mean efforts which are equivalent to those which the receiving Party uses to protect its own Confidential Information of a similar nature, related to the purpose of this Agreement. In order to be deemed Confidential Information subject to the requirements of this Article IX, the information must be identified as such with a conspicuous marking which refers to this Agreement by title and Effective Date as follows:

               "This document/hardware is to be protected from disclosure to third parties, pursuant to the Corporate Alliance Agreement between Quantum Technologies Worldwide and GM dated June 12, 2001."

     9.3  Disclosure of Confidential Information. Confidential Information
          --------------------------------------
disclosed by a Party shall remain the property of that Party and shall be returned, at the request of the disclosing Party, upon the termination of this Agreement, or upon earlier request of the disclosing Party.

     9.4  Confidentiality of Alliance Agreement. Each Party agrees that the
          -------------------------------------
terms and conditions of this Agreement shall be treated as confidential and that neither Party will disclose the terms or conditions of this Agreement to any third party without the prior written consent of the other Party, provided, however, that each Party may disclose the terms and conditions of this Agreement, to the extent necessary: (a) as required by any court or other governmental body; (b) as required by law; (c) in confidence to legal counsel of the Parties, accountants, and other professional advisors; (d) in confidence, to banks, investors and other financing sources and their advisors; (e) in connection with the enforcement of this Agreement or rights under this Agreement; or (f) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction. With respect to disclosure required by a court or governmental order, the disclosing Party shall provide prior notification of such impending disclosure to the non-disclosing Party. All reasonable efforts to preserve the confidentiality of the terms of this Agreement shall be expended by the disclosing Party in complying with such an order, including obtaining a protective order to the extent reasonably possible. Any SEC filings required by law shall be made after any sensitive information in the Agreement has been accorded confidential protection under applicable SEC rules and regulations.

                                   ARTICLE X

                                    NOTICES
                                    -------

     All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) upon confirmation of receipt by fax by the Party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) upon confirmation of receipt if mailed by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

           If to Quantum:  QUANTUM TECHNOLOGIES WORLDWIDE, INC.
                           17872 Cartwright Road
                           Irvine, CA  92614
                           Facsimile: 949-474-3086
                           Attn:  Syed F. Hussain, President

           with a copy to: PERKINS COIE
                           1620 26/th/ Street, Sixth Floor
                           Santa Monica, CA  90404
                           Facsimile: 310-788-3399
                           Attn: Charles L. Couch III

           If to GM:       GENERAL MOTORS CORPORATION
                           300 Renaissance Center
                           P.O. Box 300
                           Detroit, MI 48265-3000
                           MC 482-625-D81
                           Facsimile: 313-667-3188
                           Attn: General Counsel


     Any Party may change its address for purposes of this Article by giving the other Party written notice of the new address in the manner set forth above.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     11.1 Export. Each Party agrees that it will not export, or attempt to export, from any country any technical data received hereunder or the product produced by use of such technical data, without first obtaining all necessary licenses and consents under any applicable treaties, statutes and regulations, including, without limitation, the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. Each donor Party will notify the receiving Party of any technical information, data or hardware that the donor Party supplies and knows to be controlled information/data/hardware under any of the aforesaid treaties, statutes and regulations.

     11.2 Governing Law and Forum Selection. This Agreement shall be governed by Delaware law, excluding its conflict of laws rules. With the exception of either Party's right to enforce its proprietary rights through injunctive relief, and consistent with the Parties' obligations to submit disputes to arbitration pursuant to the terms of Article VIII hereof, all disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state and federal courts located in Orange County, California, and the Parties consent to the personal and exclusive jurisdiction and venue of these courts. The Parties expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Agreement.

     11.3 Attorneys' Fees. In the event of any action, suit or proceeding, including arbitration, between the Parties hereto, each Party shall be responsible for its own costs and attorneys' fees.

     11.4 Waiver. The delay or failure of a Party to exercise any right, power, remedy, or privilege hereunder or failure to strictly enforce any breach, violation, default, provision or condition shall not impair any such right, power, remedy or privilege nor shall it constitute a waiver thereof or acquiescence thereto. Any waiver, permit, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. No partial waiver of any such right, power, privilege, breach, violation, default, provision, or condition on any one occasion shall preclude any other or further exercise thereof or constitute a waiver thereof or acquiescence thereto on any subsequent occasion unless clear and express notice thereof in writing is provided.

     11.5 Assignment. This agreement shall not be assigned by either Party without the prior written approval of the other Party except to the successor in ownership by sale, merger, consolidation or divestiture of all or substantially the whole of the relevant business (i.e. Fuel Cell Systems for GM and gaseous storage and handling equipment for Quantum) of the Party wishing to make the assignment. The Agreement will be binding upon and inure to the benefit of each Party's authorized successors and permitted assigns.

     11.6 Captions. All Section captions and headings are for reference only and shall not be considered in interpreting or construing this Agreement.

     11.7 Severability. If any provision of this Agreement is declared invalid, illegal, or unenforceable by any tribunal, then such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision deemed invalid, illegal or unenforceable is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. If any provision or portion of this Agreement is held to be unenforceable or invalid, the Parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the Parties' intent in entering into this Agreement. In either case, the remaining provisions of this Agreement shall remain in full force and effect. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

     11.8 Independent Contractors. The Parties are each independent contractors and neither Party shall be, nor represent itself to be, the franchiser, joint venturer, franchisee, partner, broker, employee, servant, agent, or legal representative of the other Party for any purpose whatsoever. Neither Party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party, or bind the other Party in any matter or thing whatsoever, including but not limited to, the right or authority to obligate the other Party to accept or deliver any order, or to sell or refuse to sell to any potential customer.

     11.9 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not exclusive or alternative and shall be in addition to all remedies given hereunder or now or thereafter existing, at law or in equity, by statute or otherwise. The election of any one or more remedies by any Party shall not constitute a waiver of the right to pursue other available remedies.

     11.10 Injunctive Relief. The Parties acknowledge that any breach of the provisions of this Agreement relating to proprietary rights of either Party may cause irreparable harm and significant injury to an extent that may be difficult to ascertain. Accordingly, each Party agrees that the other Party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of such sections.

     11.11 Force Majeure. Either Party shall be excused from any delay or failure in performance hereunder, except the payment of monies, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, floods, lightning, labor disputes and strikes, other labor or industrial disturbances, riots, war, acts of the public enemy, insurrections, embargoes, blockages, regulations or orders of any government, agency or subdivision thereof, shortages of materials, rationing, utility or communication failures, casualty, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the Party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay; provided that such Party shall give notice of such force majeure event to the other Party as soon as reasonably possible.

     11.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but taken together shall constitute one and the same document.

     11.13 Entire Agreement. This Agreement and the other agreements, documents, exhibits, and writings attached and/or delivered pursuant hereto or concurrently herewith, including without limitation, the Development Agreement, the STA and the RRA referenced therein (and specifically excluding purchase orders), contain and constitute the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and therein and may not be altered, modified or changed in any manner except by writing duly executed by the Parties. No statements, promises or representations have been made by any Party to another, or are relied upon, and no consideration has been or is offered promised, expected or held out, other than as stated in this Agreement or the other agreements and documents referenced herein. No Party is relying on any representations other than those expressly set forth herein or therein. No conditions precedent to the effectiveness of this Agreement exist, other than as may be expressly provided herein.

     IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it as of the day and year first above written.


Quantum:                                     GM:


QUANTUM TECHNOLOGIES
 WORLDWIDE, INC., a Delaware corporation     GENERAL MOTORS CORPORATION,
                                             a Delaware corporation

By: /s/ Syed F. Hussain                      By: /s/ Lawrence D. Burns
    ------------------------------               ------------------------------
    Name:  Syed F. Hussain                       Name:  Lawrence D. Burns
    Title: President and CEO                     Title: Vice President, GM
                                                        Research & Development
                                                        and Planning